8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2003

PACIFICORP
(Exact name of registrant as specified in its charter)

Oregon	1-5152	93-0246090

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 N.E. Multnomah, Suite 2000, Portland, Oregon	97232-4116

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 813-5000

Item 5.   OTHER EVENTS

On March 6, 2003, the Wyoming Public Service Commission ("WPSC") issued an order allowing approximately $9.0 million of the requested $20.0 million general rate increase. Additionally, the WPSC's order disallowed PacifiCorp's (the "Company") request for recovery of $60.3 million of excess power costs related to the western power crisis in 2000 and 2001 and $30.7 million of excess power costs resulting from the outage of the Company's Hunter No. 1 generating plant from November 2000 to May 2001.

As a result, under U.S. GAAP the Company will record a pre-tax charge to the income statement of approximately $29.5 million in the three months ended March 31, 2003. The company is currently considering its options in relation to the WPSC deliberations on the power cost issues.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (c)  Exhibits.

         99  Press Release dated March 7, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFICORP (Registrant) By /s/ Andrew P. Haller Andrew P. Haller Senior Vice President, General Counsel and Corporate Secretary

Date:       March 7, 2003